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                                                                    Exhibit 10.4

                             NOTE PURCHASE AGREEMENT

      THIS NOTE PURCHASE AGREEMENT ("Agreement") is made as of this 28th day of August, 2002 (the "Effective Date"), by and among CRESCENT JEWELERS, a California corporation (the "Company"), CRESCENT JEWELERS, INC., a Delaware corporation (the "Parent"), and FRIEDMAN'S INC., a Delaware corporation (the "Purchaser").

      WHEREAS, the Company has requested that the Purchaser make a term loan to the Company in the principal amount of $35,000,000 (the "Loan"), and the Purchaser is willing to make such Loan, subject to the terms and conditions hereof;

      WHEREAS, the parties wish to evidence the Loan by entering into this Agreement pursuant to which the Purchaser shall purchase, and the Company shall issue and sell, a senior subordinated note in the principal amount of the Loan; and

      WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company to enter into this Agreement, and the Purchaser has approved this Agreement;

      NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1. ISSUANCE AND SALE OF NOTES.

      1.1 AUTHORIZATION OF NOTES. The Company has authorized the issuance and sale of senior subordinated notes, the initial of which shall be in the principal amount of up to $35,000,000 (the "Initial Note"). The Initial Note shall be substantially in the form attached hereto as Exhibit A.

      1.2   APPLICABLE INTEREST RATE AND MATURITY.

            (a) Interest Rate. The Notes shall bear interest at the rate set forth in the Initial Note (the "Applicable Interest Rate") from the date thereof until it shall become due and payable (whether at maturity, by acceleration or otherwise).

            (b) Interest Payment Dates; Maturity Date. Interest on the Notes shall be payable semi-annually on each January 15th and July 15th (each an "Interest Payment Date"), commencing January 15, 2003, for the preceding Interest Period and shall be due and payable in full on the fifth anniversary of the Closing Date (as hereinafter defined) (the "Maturity Date"), unless subject to prepayment at an earlier date.

            (c) Notes in Kind. At the Company's option, with the written consent of the Purchaser, the Company shall issue to the Purchaser additional senior subordinated notes ("Notes in Kind") in lieu of cash payments of interest accrued on the Initial Note which would otherwise be payable as provided in
Section  1.2(a) hereof; provided, however, that Notes in Kind may not


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be issued by the Company under this Section 1.2(c) if at the time of such issuance the Company is prohibited from making cash payments of interest under the Subordination Agreement. The Notes in Kind shall have identical terms, including the Applicable Interest Rate and Maturity Date, as the Initial Note. Throughout this Agreement, unless otherwise indicated, the terms "Note" and "Notes" shall include the Initial Note and any Notes in Kind.

      1.3 PURCHASE AND SALE OF INITIAL NOTE. The Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, the Initial Note for a purchase price of $35,000,000 (the "Purchase Price"), an amount equal to the principal amount of the Initial Note.

      1.4 CLOSING. The sale and purchase of the Initial Note shall occur at the offices of Jenkens & Gilchrist, 55 South Lake Avenue, Suite 650, Pasadena, California 91101 or such other location as the Company and the Purchaser shall agree in writing, on August 28, 2002 at 11:00 a.m. EST (the "Closing Date"). The delivery of the Initial Note shall be made to the Purchaser against payment by wire transfer of immediately available funds to an account designated in writing by the Company. If on the Closing Date the Company shall fail to tender the Initial Note to the Purchaser as provided in this Section 1.4, or any of the conditions specified in Section 4 hereof shall not have been fulfilled to the Purchaser's satisfaction, at the Purchaser's election, the Purchaser shall be relieved of all obligations under this Agreement, without thereby waiving any other rights the Purchaser may have by reason of such failure or such non-fulfillment.

      1.5 USE OF PROCEEDS. The proceeds of the sale of the Initial Note shall be used by the Company to pay down the Senior Indebtedness.

      1.6 DEFINITIONS. Certain capitalized terms used in this Agreement are defined in Section 13.1 hereof; references to a "Schedule" or "Exhibit" are, unless otherwise specified, to the Schedules and Exhibits attached to this Agreement.

SECTION 2. GENERAL REPRESENTATIONS AND WARRANTIES.

      The Parent and the Company hereby jointly and severally represent and warrant to the Purchaser as follows:

      2.1   CAPITAL STOCK; SUBSIDIARIES.

            (a) The authorized Capital Stock of the Company consists of (i) 2,000,000 shares of common stock, no par value, 1,000 of which are issued and outstanding and held by the Parent and (ii) 2,000,000 shares of preferred stock, no par value, none of which are issued or outstanding immediately prior to the execution of this Agreement. All such outstanding shares have been validly issued and are fully paid, nonassessable shares, and free of preemptive rights. No shares of the Capital Stock of the Company are held on the date hereof in the treasury of the Company. The issuance and sale of all such shares have been in full compliance with all applicable federal and state securities laws. There are no subscriptions, options, warrants or calls relating to the issuance by the Company of any shares of its Capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. To the Company's


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knowledge, there are no voting trusts or other agreements or understandings with respect to the voting of the Capital Stock of the Company. The shares of the Company's common stock are vested with all the voting rights in the Company. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Capital Stock or any security convertible into or exchangeable for any of its Capital Stock.

            (b) The Company's sole Subsidiary is Sparkle Insurance Company, a corporation organized under the laws of the Turks and Caicos, British West Indies. All of the outstanding shares of Capital Stock of the Subsidiary have been validly issued and are fully paid and nonassessable and are owned beneficially and of record by the Company, free and clear of any Liens other than Liens in favor of, or for the benefit of, the Senior Lenders.

      2.2 ORGANIZATION AND AUTHORITY. The Company is (i) a corporation duly organized, validly existing and in good standing under the laws of the State of California, (ii) has all requisite power and authority (corporate and other) to own and operate its properties, to conduct its business as currently conducted and as currently proposed to be conducted, and to offer, issue, sell and deliver the Notes, to enter into this Agreement and the Other Agreements and to perform its obligations under this Agreement, the Notes and the Other Agreements and
(iii) has duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the failure to so qualify would materially and adversely effect the business, earnings, prospects, properties or condition (financial or other) of the Company and its Subsidiary, taken as a whole (an "MAE").

      2.3 FINANCIAL STATEMENTS AND OTHER INFORMATION; FINANCIAL CONDITION. The Company has delivered to the Purchaser (i) consolidated financial statements of the Parent, the Company and the Subsidiary for the Fiscal Years ended July 31, 2000 and 2001, including consolidated audited balance sheets, consolidated statements of income, consolidated statements of shareholders equity, and consolidated statements of cash flows, together with the opinions thereon of Ernst & Young LLP, independent certified public accountants, and (ii) unaudited balance sheets, consolidated statements of income, consolidated statements of shareholders equity, and consolidated statements of cash flows financial statements of the Parent, the Company and the Subsidiary as of and for each Fiscal Quarter since July 31, 2001 (such financial statements, collectively, are hereinafter referred to as the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis during the respective periods, are correct and complete copies thereof, and fairly present in all material respects the financial position of the Parent, the Company and the Subsidiary as of the respective dates of the balance sheets included therein and the results of operations of the Parent, the Company and the Subsidiary for the respective periods covered by the statements of income and cash flows, provided, however, that the unaudited financial statements referred to in the foregoing clause (ii) lack footnotes and other presentation items and are subject to normal year-end adjustments in accordance with the ordinary course of business consistent with past practice, none of which would, either individually or in the aggregate, be material to the Parent, the Company and the Subsidiary, taken as a whole. Except as set forth in the Financial Statements, neither the Parent, the Company nor the Subsidiary has any material obligation or liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or not due) which, either individually or in the aggregate, would be material to the Parent, the Company


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or the Subsidiary that is not disclosed by the Financial Statements other than liabilities incurred since July 31, 2002 in the ordinary course of business which, either individually or in the aggregate, are not material to the financial condition of the Company or on the conduct of its business. Neither the Parent nor the Company knows of any reasonable basis for the assertion against the Parent, the Company or the Subsidiary of any liability or obligation of any nature whatsoever that would be required by GAAP to be disclosed in the Financial Statements that is not disclosed.

      2.4 CHANGES. Since July 31, 2002, there has not been any change in the assets, liabilities, business, earnings, properties or condition (financial or other) of the Parent, the Company and the Subsidiary, taken as a whole, from that reflected in the Financial Statements, except changes in the ordinary course of business consistent with past practice that have not had and are not reasonably likely to have an MAE.

      2.5 LICENSES, REGISTRATIONS, ETC. The Company and its Subsidiary own or possess, and hold free from burdensome restrictions or known conflicts with the rights of others, all licenses, registrations, franchises, permits, copyrights, trademarks, service marks, trade names and patents and all rights with respect to the foregoing, necessary for the conduct of their respective businesses as now conducted, and are in compliance with the terms and conditions, if any, of all such franchises, licenses, registrations, permits, rights of way, easements, consents, copyrights, trademarks, service marks, trade names and patents and the terms and conditions of any agreements relating thereto, except for such conflicts or noncompliance which, either individually or in the aggregate, are not reasonably expected to have an MAE.

      2.6 TITLE TO PROPERTIES; LEASES. The Company and its Subsidiary each has good and valid title to the properties reflected as being owned by it on the Financial Statements, as well as to the properties acquired since the date of the most recent Financial Statement (except property disposed of since said date in the ordinary course of business) and none of such properties is subject to any Lien other than Permitted Liens. The Company and its Subsidiary each has the right to, and does, enjoy peaceful and undisturbed possession under all leases under which it is leasing property. All such leases are valid, subsisting and in full force and effect, and none of such leases is in default.

      2.7 COMPLIANCE WITH OTHER INSTRUMENTS, ETC. Neither the Company nor its Subsidiary is (a) in violation of any term of its charter or by-laws, or (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in, and is not otherwise in default under, (i) any evidence of Indebtedness or any instrument or agreement under or pursuant to which any evidence of Indebtedness has been issued the consequences of which default would be to permit the holder or holders of such Indebtedness, or any trustee or agent acting on behalf of such holder or holders, to accelerate the maturity of any such Indebtedness or to require that any such Indebtedness be prepaid prior to its stated maturity or (ii) any other instrument or agreement to which it is a party or by which it is bound or any of its properties is affected, the consequences of which default would reasonably be expected to have an MAE. As of the date hereof, neither the Company nor its Subsidiary is in default with respect to, or has failed (which failure has not been remedied) to make at the time contemplated, payment of any dividends or any mandatory redemption payments of any


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Preferred Stock or any principal of, or premium or interest on, any Indebtedness for Money Borrowed. Neither the execution, delivery or performance of this Agreement and the Other Agreements nor the offer, issuance, sale, delivery or performance of the Notes does or will (A) conflict with or violate the charter or by-laws of the Company or its Subsidiary, (B) conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any Lien on any of the properties or assets of the Company or its Subsidiary pursuant to the terms of, any evidence of Indebtedness, or any instrument or agreement under or pursuant to which any evidence of Indebtedness has been issued, or any other instrument or agreement referred to in this Section 2.7 to which the Company or its Subsidiary is a party or by which they are bound or by which any of their properties are affected (the consequences of which could reasonably be expected to have an MAE), or (C) require the consent of, or other action by, any trustee, shareholder or creditor of, any lessor to or any investor in, the Company or its Subsidiary, other than for the consents and actions described on Schedule 2.7, all of which have been obtained or taken or none of which would have an MAE.

      2.8 NO MATERIALLY ADVERSE CONTRACTS, ETC. Neither the Company nor its Subsidiary is a party to or bound by (nor are any of their respective properties affected by) any contract or agreement, or subject to any order, writ, injunction or decree or other action of any court or any governmental department, commission, bureau, board or other administrative agency or official, or any charter or other corporate or contractual restriction, which has an MAE. Neither the Company nor its Subsidiary is a party to any material contract or agreement with any Affiliate which contract or agreement is on terms that are less favorable to it than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate.

      2.9 COMPLIANCE WITH LAW, ETC. Each of the Company and its Subsidiary is in compliance with all statutes, laws and ordinances and all governmental rules and regulations to which it is subject, the violation of which, either individually or in the aggregate, would reasonably be expected to have an MAE. Neither the execution, delivery or performance of this Agreement and the Other Agreements nor the offer, issuance, sale, delivery or performance of the Notes does or will cause the Company or its Subsidiary to be in violation of any law or ordinance, writ, injunction or decree or other action of any court or governmental authority or arbitrator or any order, rule or regulation, of any federal or state agency, or to the Company's and its Subsidiary's knowledge, of any county, municipal or other governmental or public authority or agency.

      2.10  COMPLIANCE WITH ERISA.

            (a) The term "Plan" shall mean each "employee benefit plan" sponsored by the Company or its Subsidiary. Neither the Company, its Subsidiary nor any ERISA Affiliates maintain any employee benefit plan subject to Title IV of ERISA (a "Title IV Plan").

            (b) The term "party in interest" shall have the meaning assigned thereto in Section 3(14) of ERISA; the term "prohibited transaction" shall have the meaning assigned thereto in Section 4975 of the Code and Section 406 of ERISA; the term "accumulated funding deficiency" shall have the meaning assigned thereto in Section 412 of the Code and Section 302 of ERISA.


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            (c) Except as set forth in Schedule 2.10, no Plan holds any assets invested in "employer securities" within the meaning of Section 407(d) of ERISA.

            (d) The Company and its Subsidiary have not engaged in a prohibited transaction that would subject the Company or its Subsidiary to a material tax or penalty which would be reasonably expected to have an MAE.

            (e) Provided that the representations and warranties of the Purchaser set forth in Section 3.5 are true and accurate in all respects, neither the execution and delivery of this Agreement and the Other Agreements nor the offer, issuance, sale and delivery of the Notes by the Company or the consummation of the transactions contemplated hereby and thereby will involve or constitute a prohibited transaction.

            (f) Except as required by the Consolidated Omnibus Budget Reconciliation Act of 1985, or any similar state statutes, no Plan provides medical, life insurance or other welfare benefits to or with respect to former employees or independent contractors of the Company.

            (g) Except as would not reasonably be expected to have an MAE: (i) each Plan of the Company or its Subsidiary is in substantial compliance with ERISA the Code and applicable law; (ii) no Title IV Plan has an accumulated funding deficiency, whether or not waived; (iii) no proceedings have been instituted by the PBGC nor has any other Person taken action to terminate any Title IV Plan; (iv) neither the Company, its Subsidiary nor any ERISA Affiliate has incurred any material unfunded liability to or on account of a Title IV Plan; and (v) no condition exists which could reasonably be expected to present a material risk to the Company or any ERISA Affiliate of incurring such a liability. None of the Plans is, nor has the Company, its Subsidiary or any ERISA Affiliate within the last six years been obligated to make any contributions to, a "multi-employer plan" within the meaning of Section 4001 of ERISA.

      2.11 PENDING LITIGATION, ETC. There is no action at law, suit in equity or other proceeding or investigation (whether or not purportedly on behalf of the Company or its Subsidiary) in any court or by or before any other governmental or public authority or agency, or any arbitrator or arbitration panel pending or, to the best knowledge of the Company, threatened in writing against the Company, its Subsidiary or any of their respective properties that, either individually or in the aggregate, (a) would have an MAE, or (b) questions the validity or enforceability of this Agreement, the Notes or the Other Agreements other than, in each case, as set forth on Schedule 2.11. Neither the Company nor its Subsidiary is in default with respect to any order, writ, injunction, judgment or decree of any court or other governmental or public authority or agency or arbitrator or arbitration panel, which would have an MAE.

      2.12 TAXES. All federal, state and other tax returns of the Company and its Subsidiary required by law to be filed have been duly filed or a valid extension for such filing has been obtained, and all federal, state and other taxes, assessments, fees and other governmental charges upon the Company and its Subsidiary or upon any of their respective properties, incomes or assets that are due and payable have been paid, except where such failure to file or pay would


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have an MAE. No extensions of the time for the assessment of deficiencies have been granted by the Company or its Subsidiary. The Company does not know of any proposed, asserted, or assessed tax deficiency against it or its Subsidiary that would be material to the condition (financial or other) of the Company and its Subsidiary, taken as a whole. Neither the Company nor its Subsidiary is a party to, bound by or obligated under any tax sharing or similar agreement. There are no Liens on any properties or assets of the Company or its Subsidiary imposed or arising as a result of the delinquent payment or the non-payment of any tax, assessment, fee or other governmental charge which is due and owing, except Liens for taxes, assessments or other governmental charges either not delinquent, or the validity of which is being contested in good faith by appropriate proceedings and which are adequately reserved for in accordance with GAAP. The charges, accruals and reserves, if any, on the books of the Company and its Subsidiary in respect of federal, state and local corporate franchise and income taxes for all fiscal periods to date are adequate in accordance with generally accepted accounting principles, and the Company knows of no additional unpaid assessments for such periods or of any basis therefor. There are no applicable taxes or other governmental charges or governmental fees payable by the Company or its Subsidiary in connection with the execution and delivery of this Agreement and the Other Agreements or the offer, issuance, sale and delivery of the Notes.

      2.13 INVESTMENT COMPANY ACT. The Company is not an "investment company" or an "affiliated person" of an "investment company" or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended. Neither the Company nor its Subsidiary is an "investment adviser" or an "affiliated person" of an "investment adviser" as such terms are defined in the Investment Advisers Act of 1940, as amended.

      2.14 OUTSTANDING SECURITIES. All securities of the Company and its Subsidiary have been offered, issued, sold and delivered in compliance with, or pursuant to exemptions from, all federal and state laws, and the rules and regulations of federal and state regulatory bodies governing the offering, issuance, sale and delivery of securities.

      2.15 CORPORATE PROCEEDINGS. The Company has taken all corporate action necessary to be taken by it to authorize the execution and delivery of this Agreement and the Other Agreements and the offer, issuance, sale and delivery of the Notes and the performance of all obligations to be performed by it hereunder and thereunder.

      2.16 CONSENT, ETC. No prior consent, approval or authorization of, registration, qualification, designation, declaration or filing with, or notice to (in each case that has not been obtained or made, as appropriate) (a) any federal, state or local governmental or public authority or agency, or (b) any shareholder, creditor, lessor or other non-governmental Person, is or was required for the valid execution, delivery and performance of this Agreement, the Other Agreements or the valid offer, issuance, sale, delivery and performance of the Notes. The Company has obtained all consents, approvals or authorizations of, made all declarations or filings with, or given all notices to, all federal, state or local governmental or public authorities or agencies which are necessary for the continued conduct by the Company of its business as now conducted or as proposed to be conducted and which the failure to so obtain, make or give would have an MAE.


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      2.17 NO EVENT OF DEFAULT. No event has occurred and is continuing, and no condition exists, that, if the Notes had been issued and were outstanding on the date hereof, would constitute a Default or an Event of Default.

      2.18  COMPLIANCE WITH ENVIRONMENTAL LAWS.

            (a) The Company and its Subsidiary each is, and will continue to be, in compliance with all applicable federal, state and local environmental laws, regulations and ordinances governing its business, products, properties or assets with respect to all discharges into the ground and surface water, emissions into the ambient air and generation, accumulation, storage, treatment, transportation, labeling or disposal of waste materials or processed by-products for which failure to comply could have an MAE, and neither the Company nor its Subsidiary is liable for any penalties, fines or forfeitures for failure to comply with any of the foregoing, the failure to comply with which would reasonably be expected to have an MAE. All licenses, permits or registrations required for the business of the Company and its Subsidiary, as presently conducted and proposed to be conducted, under any federal, state or local environmental laws, regulations or ordinances have been secured (or application for, or application for transfer thereof, have been made) and each of the Company and its Subsidiary is in substantial compliance therewith.

            (b) No release, emission, or discharge into the environment of hazardous substances, as defined under the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, or hazardous waste as defined under the Resource Conservation and Recovery Act, or air pollutants as defined under the Clean Air Act, or pollutants as defined under the Clean Water Act, is presently occurring or has in the past occurred on or from any property owned or leased by the Company or its Subsidiary in excess of federal, state or local permitted releases or reportable quantities, or other concentrations, standards or limitations under the foregoing laws or any state law governing the protection of health and the environment or under any other federal, state, or local laws or regulations.

            (c) Neither the Company nor its Subsidiary has ever, except in accordance with applicable laws or regulations, (i) owned, occupied or operated a site or structure on or in which (to the Company's knowledge) any hazardous substance was or is stored, transported or disposed of, (ii) transported or arranged for the transportation of any hazardous substance or (iii) caused or been held legally responsible for any release or threatened release of any hazardous substance, or received notification from any federal, state or other governmental authority of any release or threatened release, or that it may be required to pay the costs or expenses incurred in connection with any efforts to mitigate the environmental impact of any release or threatened release of any hazardous substance from any site or structure owned, occupied or operated by the Company or its Subsidiary.

      2.19 FULL DISCLOSURE. Neither this Agreement nor any Financial Statement referred to in Section 2.3 hereof contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.


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      2.20 VALIDITY OF AGREEMENTS AND NOTES. This Agreement and the Other
Agreements have been duly executed and delivered by the Parent and the Company and constitute the legal, valid and binding obligation of the Parent and the Company, enforceable against them in accordance with their terms, subject in each case to applicable principles of equity and bankruptcy and insolvency law. Upon receipt by the Company of payment for the Notes as provided in this Agreement, the Notes will have been duly issued by the Company and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject in each case to applicable principles of equity and bankruptcy and insolvency law.

      2.21 LABOR RELATIONS. Except as disclosed on Schedule 2.21, neither the Company nor its Subsidiary is engaged in any unfair labor practice, unjust dismissals or employment discrimination that would have an MAE. There is (a) no charge or complaint pending or, to the Company's knowledge, threatened against the Company or its Subsidiary before the National Labor Relations Board or before the Equal Employment Opportunity Commission or any federal, state, local or foreign agency or court responsible for the prevention of unlawful employment practices or breaches of employment contracts that would have an MAE, (b) no grievance or arbitration proceedings pending, or to the Company's knowledge, threatened against the Company or its Subsidiary, (c) no strike, labor dispute, slowdown or stoppage pending or, to the Company's knowledge, threatened against the Company or its Subsidiary, (d) no union representation question existing with respect to the employees of the Company or its Subsidiary and no union organizing activities are taking place with respect to any thereof, and (e) no collective bargaining agreement currently in existence to which the Company or its Subsidiary is a party.

      2.22 BROKER'S OR FINDER'S COMMISSIONS. Except as disclosed on Schedule 2.22, no broker's or finder's placement fee or commission will be payable by the Company with respect to the issuance and delivery of the Notes or any of the transactions contemplated hereby. The Company will hold the Purchaser harmless from any claim, demand or liability for broker's or finder's placement fees or commissions (other than any such fees or commissions payable by or to the Purchaser) whether or not payable by the Company alleged to have been incurred in connection with this transaction.

      2.23 INSURANCE. The Company and its Subsidiary have, with respect to the properties and business of the Company and its Subsidiary, with financially sound and reputable insurers, insurance against such casualties and contingencies of such types and in such amounts as is customary in the case of corporations engaged in the same or a similar business or having similar properties similarly situated.

      2.24 OFFEREES. The Company represents that neither the Company nor any Person acting as its agent, broker, dealer or otherwise in connection with the offering or sale of the Notes has, either directly or through any agent, offered any of the Notes or any similar securities for sale to, or solicited any offers to buy any thereof from, or otherwise approached or negotiated in respect thereof with, any Person or Persons other than the Purchaser. The Company agrees that neither it nor any agent will on behalf of it, sell or offer any of the Notes or any similar securities to, or solicit offers to buy any thereof from, or otherwise approach or negotiate in


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respect thereof with, any other Person or Persons whomsoever, or take any other action, so as to bring the issuance and sale of the Notes within the provisions of Section 5 of the Securities Act or the provisions of any state securities law requiring registration of securities, notification of the issuance and sale thereof or confirmation of the availability of any exemption from registration thereof.

SECTION 3. REPRESENTATIONS OF THE PURCHASER.

      The Purchaser represents and warrants to the Company as follows:

      3.1 EXISTENCE. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

      3.2 AUTHORITY. The Purchaser has the right and corporate power and authority to enter into, execute, deliver and perform its obligations under this Agreement, the Notes and the Other Agreements, and its officers or agents executing and delivering this Agreement, the Notes and the Other Agreements are duly authorized to do so. This Agreement, the Notes and the Other Agreements have been duly and validly executed and delivered and constitute the legal, valid and binding obligation of the Purchaser, enforceable in accordance with their respective terms.

      3.3 INVESTOR STATUS. The Purchaser is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"). It understands and acknowledges that the Notes have not been registered under the Securities Act or any other applicable securities law, are being offered in transactions not requiring registration under the Securities Act or any other securities laws, and may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities law, pursuant to an exemption therefrom or in a transaction not subject thereto and in each case in compliance with the conditions for transfer set forth in Section 3.4.

      3.4 INVESTMENT FOR OWN ACCOUNT; RESTRICTION ON TRANSFER. The Purchaser is purchasing the Notes for its own account for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or any other securities laws. The Purchaser agrees, and each Person to whom the Notes are offered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of (collectively, "transferred"), in whole or in part, will agree, to transfer such Notes only to the Purchaser, or a Subsidiary of the Purchaser which is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act, that is acquiring such Notes (or any interest therein) for its own account and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or any other securities law, or pursuant to any other available exemption from the registration requirements of the Securities Act and the requirements of any other securities laws.

      3.5 NO ERISA PLAN ASSETS. The Notes will not be purchased with the assets of any pension plan, profit-sharing plan, retirement plan, individual retirement account, individual retirement annuity, employee benefit plan or other plan or arrangement subject to Title I of ERISA or Code Section 4975.

SECTION 4. CONDITIONS OF OBLIGATION TO PURCHASE NOTES.

      The Purchaser's obligation to purchase and pay for the Initial Note hereunder on the Closing Date shall be subject to the satisfaction, prior to or concurrently with such purchase and payment, of the following conditions unless otherwise waived by the Purchaser in writing:

      4.1 PURCHASE AGREEMENT. The Company shall have executed and delivered this Agreement to the Purchaser.

      4.2 PARENT GUARANTY. The Company's Parent shall have executed and delivered to the Purchaser a subordinated guaranty, substantially in the form of Exhibit B hereto, in favor of the Purchaser (the "Parent Guaranty") guarantying the Senior Subordinated Obligations.

      4.3 NOTE. The Initial Note, issued in the name of the Purchaser and substantially in the form of Exhibit A attached hereto, shall have been duly executed and delivered by the Company.

      4.4 PERFORMANCE OF OBLIGATIONS. The Company shall have performed all of its obligations to be performed hereunder prior to or on the Closing Date, and the Purchaser shall have received an Officer's Certificate from the Company, dated the Closing Date, to such effect.

      4.5 REPRESENTATIONS TRUE; NO EVENT OF DEFAULT. The representations and warranties of the Company contained in Section 2 hereof shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

      4.6 SENIOR LOAN AGREEMENT. The Purchaser shall have received an Officer's Certificate of the Company attaching a fully executed copy of the Senior Loan Agreement and certifying that such document is a true and complete copy thereof, and that neither the offer, issuance, sale or delivery of the Notes by the Company nor the execution, delivery or performance of this Agreement or the Other Agreements does or will conflict with or result in a breach of, or constitute a default under, such Senior Loan Agreement.

      4.7 SUBORDINATION AGREEMENT. The Purchaser shall have received an Officer's Certificate of the Company attaching a fully executed copy of the Subordination Agreement and certifying that such document is a true and complete copy thereof, and that neither the offer, issuance, sale or delivery of the Notes by the Company nor the execution, delivery or performance of this Agreement or the Other Agreements does or will conflict with or result in a breach of, or constitute a default under, such Subordination Agreement.

      4.8 LEGALITY. The Notes shall qualify as a legal investment for the Purchaser under all applicable laws, and the Purchaser's purchase thereof shall not cause the Purchaser to be subject to any onerous or materially burdensome legal requirement or penalty.

      4.9 PROCEEDINGS, INSTRUMENTS, ETC. All proceedings and actions taken on or prior to the Closing Date in connection with the transactions contemplated by this Agreement, and all instruments incident thereto, shall be in form and substance reasonably satisfactory to the Purchaser and its counsel, and the Purchaser and its counsel shall have received copies of all documents that they may reasonably request in connection with such proceedings, actions and transactions (including, without limitation, copies of court documents, certifications and evidence of the correctness of the representations and warranties contained herein and certifications and evidence of the compliance with the terms and the fulfillment of the conditions of this Agreement, in form and substance reasonably satisfactory to the Purchaser and its counsel).

SECTION 5. EXPENSES.

      If an Event of Default occurs, the Company agrees to pay all court costs and reasonable costs of collection, including, without limitation, reasonable fees, expenses and disbursements of counsel employed in connection with any and all collection efforts. The reasonable attorneys' fees arising from such services, including those of any appellate proceedings, and all reasonable expenses, costs, charges and other fees incurred by such counsel or the Purchaser in any way or respect arising in connection with or relating to any of the events or actions described in this Section 5 shall be payable by the Company to the Purchaser within 30 days of presentation by the Purchaser to the Company of reasonable documentation evidencing such attorneys' fees and shall be additional Senior Subordinated Obligations. The Company agrees to indemnify the Purchaser from and hold it harmless against any documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery by the Company or any other Person of this Agreement, the Notes, the Other Agreements, and any documents executed in connection therewith.

SECTION 6. CERTAIN SPECIAL RIGHTS.

      6.1 HOME OFFICE PAYMENT. Notwithstanding any provision to the contrary in this Agreement or the Notes, the Company will punctually pay in immediately available funds by 12:00 noon, New York, New York time on the date payment is due all amounts payable to the Purchaser with respect to any Notes held by the Purchaser or its nominee (without the necessity for any presentation or surrender thereof or any notation of such payment thereon) in the manner and at the address for such purpose specified below the Purchaser's name in Schedule
6.1 hereto, or at any other address as the Purchaser may direct in writing; provided, however, that the information set forth with respect to the Purchaser in Schedule 6.1 hereto shall be deemed notice sufficient to permit payment in accordance with this Section 6.1. The Purchaser agrees that, as promptly as practicable after the payment or prepayment in whole of any Note held by the Purchaser or its nominee and receipt by the Purchaser of a written request from the Company to surrender such Note to the Company for cancellation, the Purchaser shall surrender such Note to the Company at the address provided by the Company in accordance with Section 14.1 hereof. The Purchaser agrees that if it sells, assigns or transfers any Note, the Purchaser shall, prior to any such sale, assignment or transfer, make a proper notation thereon of the amount of principal paid thereon as of the date of such sale, assignment or transfer.

      6.2 DELIVERY EXPENSES. If the Purchaser surrenders any Note to the Company pursuant to this Agreement, or if the Company issues any new Note pursuant to this Agreement, the Company shall pay all reasonable costs and expenses of delivery of the surrendered Note and any Note or Notes issued in exchange or replacement for, or on registration of transfer of, the surrendered Note or any such new Note, as the case may be, in each case insured to the Purchaser's reasonable satisfaction.

      6.3 ISSUANCE TAXES. The Company will pay all taxes in connection with the execution and delivery of this Agreement and the Other Agreements and the issuance and sale of the Notes, and any modification of this Agreement or the Notes, and will save the Purchaser and any subsequent holder of the Notes harmless, without limitation as to time, against any and all liabilities (including, without limitation, any interest or penalty for nonpayment or delay in payment, or any income taxes paid by the Purchaser in connection with any reimbursement by the Company) with respect to all such taxes (other than income taxes due resulting from a transfer of the Notes). The obligations of the Company under this Section 6.3 shall survive the payment of the Notes and the termination of this Agreement.

SECTION 7. PREPAYMENTS.

      7.1   OPTIONAL PREPAYMENT.

            (a) Option. The Company, at its option, may prepay the Notes in whole or in part, without premium or penalty, at any time subject to the provisions of Section 7.1(b). Any partial prepayment of the Notes shall be in a minimum amount of $100,000 and integral multiples of $100,000 in excess thereof. Upon any partial prepayment of the Notes, the principal amount so prepaid shall be allocated to all Notes at the time outstanding in proportion to the respective outstanding principal amounts thereof.

            (b) Notice. Notice of any prepayment of Notes pursuant to this
Section 7.1 shall be given to the Purchaser in a manner such that the Purchaser receives such notice not less than 30 or more than 60 days before the date fixed for prepayment. Any notice of prepayment given pursuant to this Section 7.1 hereof shall certify (a) the date on which prepayment is to be made (the "Optional Prepayment Date"), (b) the principal amount of such Notes to be prepaid on such Optional Prepayment Date, and (c) the accrued interest applicable to such prepayment. Notice of prepayment having been so given, the aggregate principal amount of Notes specified in such notice, together with interest thereon, shall become due and payable on such Optional Prepayment Date.

      7.2   MANDATORY OFFER TO PREPAY NOTES.

            (a) Mandatory Offer. If an Operative Event (as hereinafter defined) shall occur, the Purchaser shall have the right to demand that the Company prepay all of the Notes, subject to the proviso in Section 7.2(b)(iii) below, then held by the Purchaser by giving written notice to such effect to the Company not later than 20 days after the first to occur of the following: (i) receipt by the Purchaser from the Company of written notice of the occurrence of such Operative Event, or (ii) the date on which the Purchaser otherwise obtained actual knowledge of such Operative Event. The Company shall prepay such Notes on a date specified to the Purchaser by written notice from the Company given not less than 20 days prior to the prepayment date so specified (which date shall not be earlier than 40 nor later than 90 days after the date demand for prepayment was made by such holder) and such prepayment shall be at a price equal to the aggregate principal amount of the Notes outstanding, together with interest thereon to the date of such prepayment.

            (b) Operative Event Defined. As used in this Section 7.2, an "Operative Event" shall be deemed to have taken place upon the first to occur of the following events:

                  (i) the Company or the Parent shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof;

                  (ii) any sale, merger or consolidation of the Company or the Parent with another entity resulting in the shareholders of the Company or the Parent immediately prior to such sale, merger or consolidation, as the case may be, no longer holding capital stock possessing the voting power to elect a majority of the Board of Directors of the Company or the Parent, as applicable, immediately after such sale, merger or consolidation; ;

                  (iii) the issuance and sale of any equity securities of the Company or the Parent; provided however, notwithstanding the provisions of
      Section 7.2(a), in the event of the sale of equity securities, the proceeds of such sale shall be used first to pay down any debt of the Company and the Parent as required by the terms of the applicable agreements relating to such debt and to the extent that the proceeds of such sale are greater than the amount of any repayment of such debt, such excess shall be used to prepay the Notes; or

                  (iv) the sale of all or substantially all of the operating assets of the Company.

            (c) Promptly after obtaining knowledge of the occurrence of any Operative Event, the Company shall notify the Purchaser thereof, specifying in reasonable detail the facts and circumstances surrounding such event, and whether the Purchaser has a right to demand prepayment in accordance with
Section  7.2(a) hereof.

SECTION 8. REGISTRATION, EXCHANGE AND REPLACEMENT OF NOTES.

      8.1 NOTE REGISTER. The Company shall cause to be kept at its principal office a register for the registration and transfer of the Notes. The name and address of the Purchaser, the transfer thereof and the name and address of any transferee of the Notes shall be recorded in such register.

      8.2 ISSUANCE OF NEW SENIOR SUBORDINATED NOTE UPON EXCHANGE OR TRANSFER. Upon surrender for exchange or registration of transfer of a Note to a transferee at the office of the Company designated for notices in accordance with Section 14.1 hereof, the Company shall execute and deliver, at its expense, one or more new senior subordinated notes of any authorized denomination requested by the Purchaser of the surrendered Note, each dated the date to which interest has been paid on the Note so surrendered (or, if no interest has been paid, the date of the surrendered Note), but in the same aggregate unpaid principal amount as the surrendered Note, and registered in the name of such Person or Persons as shall be designated in writing by the Purchaser. Every Note surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the Purchaser or by his attorney duly authorized in writing and the transferee.

      8.3 REPLACEMENT OF NOTE. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of a Note and, in the case of any such loss, theft or destruction, upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company or, in the event of such mutilation upon surrender and cancellation of a Note, the Company, without charge to the Purchaser, will make and deliver a new senior subordinated note of like tenor in lieu of such lost, stolen, destroyed or mutilated Note. If any such lost, stolen or destroyed Note is owned by the Purchaser or any other holder whose credit is satisfactory to the Company, then the affidavit of an authorized officer of such owner setting forth the fact of loss, theft or destruction and of its ownership of the Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no further indemnity shall be required as a condition to the execution and delivery of a new senior subordinated note, other than a written agreement of such owner (in form reasonably satisfactory to the Company) to indemnify the Company.

SECTION 9. CERTAIN COVENANTS OF THE COMPANY.

            The Company covenants and agrees that so long as any Notes shall remain outstanding:

      9.1 CORPORATE EXISTENCE. The Company will (a) take and fulfill, or cause to be taken and fulfilled, all actions and conditions necessary to preserve and keep in full force and effect its existence, rights and privileges as a corporation, and will not liquidate or dissolve, and (b) take and fulfill, or cause to be taken and fulfilled, all actions and conditions necessary to qualify, and to preserve and keep in full force and effect its qualification, to do business as a foreign corporation in the jurisdictions in which the conduct of its business or the ownership or leasing of its properties requires such qualification unless the Board of Directors of the Company determines in good faith that failure to so qualify would not have a MAE; provided, however, that this Section 9.1 shall not be deemed to prohibit any transaction permitted by
Section  9.6 hereof.

      9.2   GENERAL MAINTENANCE OF PROPERTIES AND BUSINESS, ETC.

            (a) The Company will, and will cause its Subsidiary to, maintain its properties and assets in normal working order and condition and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto, ordinary wear and tear excepted, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 9.2 shall prevent the Company or its Subsidiary from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Company or such Subsidiary, desirable in the conduct of its business, and if in the good faith determination of the Board of Directors of the Company the anticipated effect of such discontinuance is not adverse in any material respect to the Purchaser.

            (b) The Company will, and will cause its Subsidiary to, maintain with financially sound and reputable insurers, such insurance as may be required by law and such other insurance, to such extent and against such hazards and liabilities, as it in good faith determines is customarily maintained by companies similarly situated with like properties.

            (c) The Company will, and will cause its Subsidiary to, keep true and accurate books of records and accounts in which full and correct entries will be made with respect to all of its business transactions in accordance with sound business practices, and reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with generally accepted accounting principles.

            (d) The Company will, and will cause its Subsidiary to, do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises, except to the extent permitted by this Agreement and except in such cases where the Board of Directors of the Company determines in good faith that failure to do so would not have a MAE.

            (e) The Company will, and will cause its Subsidiary to, pay prior to delinquency all taxes, assessments and governmental levies which if not paid would have a MAE, except as contested in good faith and by appropriate proceedings.

      9.3 COMPLIANCE WITH LAW, ETC. Neither the Company nor its Subsidiary will
(a) violate any law, ordinance, governmental rule or regulations to which it is or may become subject, the violation of which would have a MAE, or (b) fail to obtain or maintain any patents, trademarks, service marks, trade names, copyrights, design patents, licenses, permits, franchises or other governmental authorizations necessary to the ownership of its property or to the conduct of its business, except where the failure so to obtain or maintain the foregoing would not, individually or in the aggregate, have a MAE.

      9.4 PAYMENT OF TAXES AND CLAIMS. The Company and its Subsidiary each will pay and discharge promptly when due:

            (a) all taxes, assessments and governmental charges and levies imposed upon it, its income or profits or any of its properties, before the same shall become delinquent; and

            (b) all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other similar Persons for labor, materials, supplies and rentals that, if unpaid, might by law become a Lien upon any of its property;

provided, however, that none of the foregoing need be paid while the same is being contested in good faith by appropriate proceedings diligently conducted so long as adequate reserves shall have been established in accordance with generally accepted accounting principles with respect thereto, title of the Company or such Subsidiary, as the case may be, to the particular property shall not be divested thereby and its right to use the particular property shall not be materially and adversely affected thereby.

      9.5   ERISA.

            (a) The Company and its Subsidiary will (and with respect to any Title IV Plan, will use reasonable best efforts to cause any ERISA Affiliate to) continue any and all Plans in compliance with all applicable requirements of the Code, ERISA and the rules and regulations adopted thereunder, in each case as in effect at the time, until such Plans are terminated, and the liabilities thereof discharged, in accordance with applicable law.

            (b) Neither the Company nor any of its ERISA Affiliates will (i) have any accumulated funding deficiency with respect to any Title IV Plan, (ii) incur any excise tax or civil penalty under Section 4975 of the Code or Section 502(i) of ERISA (respectively) with respect to any prohibited transaction involving any Plan in an amount which could reasonably be expected to have an MAE, nor (iii) become obligated to make any contributions to any multi-employer plan (as defined in Section 2.10(g) hereof).

            (c) Neither the Company nor its Subsidiary (or solely with respect to a Title IV Plan, and ERISA Affiliate) will permit any event or condition to occur or exist with respect to any Plan if, as a result of such event or condition (together with all other such events or conditions), the Company or any ERISA Affiliate would incur or be reasonably likely to incur a liability to a Plan or the PBGC (or any combination of the foregoing) which is or could be materially adverse in relation to the consolidated financial position of the Company and its Subsidiary.

      9.6 MERGER; CONSOLIDATION. The Company will not merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it, transfer all or substantially all of its assets, or liquidate, dissolve or otherwise transfer all if its assets unless (i) the corporation which survives such merger or results from such consolidation (the "surviving corporation") shall be organized under the laws of the United States of America or a jurisdiction thereof, (ii) (A) the Company shall be the surviving corporation or (B) the due and punctual payment of principal, premium, if any, and interest on the Notes according to their tenor, and the due and punctual performance and observance of all the covenants in this Agreement to be performed or observed by the Company, shall be expressly assumed in writing by the surviving corporation by an instrument reasonably satisfactory in form and substance to the holders of at least a majority in aggregate unpaid principal amount of the Notes then outstanding, (iii) before and immediately after the consummation of the transaction, and after giving effect thereto, no

Default or Event of Default shall exist, (iv) immediately after the consummation of the transaction, and after giving effect thereto, Consolidated Tangible Net Worth of the surviving corporation shall not be less than the Consolidated Tangible Net Worth of the Company immediately before consummation of the transaction, and (v) an opinion of counsel (reasonably satisfactory in form and substance to the holders of at least a majority in aggregate unpaid principal amount of the Notes then outstanding) is delivered to the Purchaser upon consummation of the transaction to the effect that the conditions in this
Section 9.6 have been satisfied and to the effect that this Agreement, the Notes and the instrument referred to in clause (ii) (B) of this Section 9.6 are legal, valid and binding obligations of the surviving corporation, enforceable against the surviving corporation in accordance with their respective terms.

      9.7 REPURCHASE OF NOTES. Neither the Company nor any Affiliate of the Company will, directly or indirectly, repurchase or make any offer to repurchase any Notes unless such entity has offered to repurchase Notes, pro rata, from all holders of Notes upon the same terms. If the Company repurchases, or any other Affiliate purchases, any Notes, such Notes shall thereafter be cancelled and no Notes shall be issued in substitution therefor. For purposes of Section 7 hereof, the Company shall be deemed to be the owner of all purchased Notes pursuant to this Section 9.7.

      9.8   RIGHT OF FIRST REFUSAL.

            (a) If the Company or the Parent wishes to sell or otherwise transfer any shares of the Company Capital Stock or the Parent Capital Stock, it shall first give written notice (an "Option Notice") to the Purchaser setting forth the terms and conditions of any such sale or transfer (the "Offer"). The shares of Capital Stock subject to such Offer are referred to in this Section
9.8 as the "Offered Shares."

            (b) Upon the delivery of an Option Notice by the Company or the Parent, the Purchaser shall have the right (the "First Refusal Right") to purchase, at the price, on the terms and subject to the conditions specified in the Offer, all, but not less than all, of the Offered Shares covered by the Option Notice. Within ten (10) days after the delivery of the Option Notice (the "Exercise Period"), the Purchaser shall notify the Company or the Parent, as applicable (the "First Refusal Notice"), whether the Purchaser intends to exercise the First Refusal Right. Failure to deliver the First Refusal Notice within the Exercise Period shall constitute a waiver of the First Refusal Right.

            (c) If the Purchaser exercises the First Refusal Right as to all of the Offered Shares within the Exercise Period, the Company or the Parent, as applicable, shall have the obligation to sell the Offered Shares to the Purchaser at the price, on the terms and subject to the conditions specified in the Offer.

            (d) If the Purchaser does not exercise the First Refusal Right as to all of the Offered Shares within the Exercise Period, for a period of sixty (60) days commencing immediately upon the expiration of the Exercise Period (the "Third Party Offer Period"), the Company or the Parent, as applicable, may offer to sell the Offered Shares to a third party on terms not more favorable to any such third party than those contained in the Offer (the "Third

Party Offer"). If any such Third Party Offer is not consummated within the Third Party Offer Period, the Offered Shares shall again be subject to the restrictions set forth in this Section 9.8.

            (e) The closing for any purchase of Offered Shares by the Purchaser shall occur at such time and place as the parties shall agree. At the closing, the Purchaser shall pay for the Offered Shares in accordance with the terms of the Offer. The Company or the Parent, as applicable, shall deliver certificates representing the Offered Shares, free and clear of all liens, charges and encumbrances, and properly endorsed for transfer.

SECTION 10. SUBORDINATION.

      10.1 NOTES SUBORDINATED TO SENIOR INDEBTEDNESS. The Company agrees, and each holder of Notes by its acceptance of such Notes likewise agrees, that the payment of the principal and interest on the Notes (including, without limitation, any payment made pursuant to Section 7.2 hereof) is subordinated to the extent and in the manner provided in the Subordination Agreement.

      10.2 OBLIGATIONS OF THE COMPANY UNCONDITIONAL. Nothing contained in this
Section 10 or elsewhere in this Agreement or in any Note or in the Subordination Agreement is intended to or shall impair, as among the Company, its creditors other than holders of the Senior Indebtedness and the Purchaser, the obligation of the Company, which is absolute and unconditional, to pay to the Purchaser the principal of or interest (including, to the extent lawful, any interest on overdue installments of interest) on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Purchaser and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Purchaser from exercising all remedies otherwise permitted by applicable law upon Default under this Agreement, subject to the rights under the Subordination Agreement of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

            Nothing contained in this Section 10 or elsewhere in this Agreement or in any Note or the Subordination Agreement is intended to or shall affect the obligation of the Company to make or, except as specifically provided in the Subordination Agreement, prevent the Company from making payments at any time of the principal of or interest on the Notes.

      10.3 SUBORDINATION AGREEMENT NOT TO PREVENT EVENTS OF DEFAULT. The failure to make a payment on account of principal of or interest (including, to the extent lawful, any interest on overdue installments of principal and defaulted interest on the Notes) on the Notes by reason of any provision of the Subordination Agreement shall not be construed as preventing the occurrence of an Event of Default under Section 13 hereof.

SECTION 11. INFORMATION TO BE FURNISHED TO THE PURCHASER.

      11.1 FINANCIAL STATEMENTS OF THE COMPANY. The Company covenants that it will deliver to the Purchaser two copies of the following:

            (a) as soon as practicable and, in any case, within 90 days after the close of each Fiscal Year, the consolidated balance sheet of the Company, setting forth the consolidated statement of financial position of the Company and its Subsidiary as of the end of such Fiscal Year and the consolidated statements of earnings, shareholders' equity and cash flow of the Company and its Subsidiary for such Fiscal Year, setting forth in each case, in comparative form, the figures for the preceding Fiscal Year, all in reasonable detail, such consolidated financial statements of the Company to be accompanied by an unqualified opinion thereon of a firm of independent certified public accountants of nationally recognized standing, which opinion shall state that
(i) the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances, and (ii) such financial statements present fairly the financial condition of the Company and its Subsidiary at such date and the results of operations thereof for such period and have been prepared in accordance with generally accepted accounting principles consistently applied, except for changes in application of generally accepted accounting principles in which such accountants concur; and

            (b) as soon as practicable and, in any case, within 45 days after the end of each of the first three Fiscal Quarters, the consolidated financial statements of the Company and its Subsidiary, setting forth the unaudited consolidated balance sheet of the Company and its Subsidiary as of the end of such accounting period and the unaudited consolidated statements of earnings, shareholders' equity and cash flow of the Company and its Subsidiary for such Fiscal Quarters and for the Fiscal Year to date, setting forth in each case, in comparative form, the figures for the corresponding periods of the preceding Fiscal Year, all in reasonable detail and prepared and certified by the Chief Financial Officer or Treasurer of the Company as complete and correct, as having been prepared in accordance with generally accepted accounting principles consistently applied and as presenting fairly the financial condition of the Company and its Subsidiary and results of operations thereof subject, in each case, to changes resulting from year-end audit adjustments, together with comments and quarterly budget analysis prepared for presentation to the Board of Directors of the Company.

      11.2 OTHER INFORMATION. The Company will deliver to the Purchaser the following:

            (a) promptly after submission thereof to the Company, copies of any detailed reports submitted to the Company by its independent certified public accountants in connection with each annual or interim audit of the accounts of the Company made by such accountants;

            (b) promptly upon distribution thereof, copies of all financial, other statements (including proxy statements and annual environmental audits) and reports or notices, excluding borrowing notices, as the Company shall send to any class of its shareholders (in such capacity), any of the Senior Lenders or any holder of any of its Indebtedness;

            (c) promptly and, in any event, within 30 days thereafter, notice of the institution of any suit, action or proceeding against the Company, which could, in the reasonable judgment of the Company, have an MAE;

            (d) promptly, and, in any event, within five days thereafter upon any responsible officer of the Company obtaining knowledge of any condition or event which constitutes or which, after notice or lapse of time or both, would constitute an Event of Default, an Officer's Certificate of the Company, specifying the nature and period of existence thereof, what action the Company has taken or is taking or proposes to take with respect thereto, and an estimate of the time necessary to cure such condition or event;

            (e) promptly upon becoming aware of the occurrence of any (i) "reportable event" (within the meaning of Section 4043 of ERISA) or (ii) prohibited transaction, that could result in a material tax or penalty on the Company or any ERISA Affiliate in connection with any Plan, a written notice specifying the nature thereof, what action the Company or any ERISA Affiliate is taking or proposes to take with respect thereto and, when known, any action taken by the Internal Revenue Service, the United States Department of Labor or the PBGC with respect thereto;

            (f) promptly after receipt of notice of the exercise of any remedy by a secured party with respect to any of the assets or property of the Company or its Subsidiary;

            (g) promptly upon request therefor, such other data, filings and information as the Purchaser may from time to time reasonably request; and

            (h) promptly upon the formation or the acquisition thereof, notice of the formation or acquisition, as the case may be, of any new subsidiary.

      11.3 CONFIDENTIALITY. The Purchaser agrees that it will keep any information obtained by it pursuant to Section s 11.1 and 11.2 confidential; provided, however, that the Purchaser may disclose any such information (a) as has become generally available to the public, (b) as may be required in any report, statement or testimony required to be submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over it or to the National Association of Insurance Commissioners, The Nasdaq Stock Market or similar organizations or their successors, (c) as may be required in response to any summons or subpoena or in connection with any litigation, (d) to the extent that the Purchaser believes it appropriate in order to comply with any law, order, regulation or ruling applicable to it, and (e) subject to Section 14.3 hereof, to the prospective transferee in connection with any contemplated transfer of any of the Notes, and (f) to the Senior Lenders.

SECTION 12. DEFAULTS AND REMEDIES.

      12.1 EVENTS OF DEFAULT; ACCELERATION OF NOTES. If any of the following conditions or events ("Events of Default") shall occur and be continuing:

            (a) if any payment or prepayment (whether optional or mandatory) of principal of or premium on any Note shall not be made when the same becomes due and payable, whether at maturity, upon acceleration or otherwise; or

            (b) if any payment of interest on any Note shall not be made when the same becomes due and payable and such default shall continue for ten days following the date on which such payment was due and payable; or

            (c) any representation or warranty of the Company contained in this Agreement or in any agreement, instrument, certificate, statement or other writing furnished in connection herewith or therewith or pursuant hereto or thereto shall prove to have been false or inaccurate in any material respect on the date as of which such representation or warranty was made; or

            (d) the Company shall default in the due and punctual performance of or compliance with any covenant, condition or agreement to be performed or observed by it under this Agreement and any such default is not remedied within 30 days after the Company's receipt of notice of the default from the Purchaser; or

            (e) the Company shall default with respect to its payment obligations under the Senior Loan Agreement and any such default results in the acceleration of the Senior Indebtedness; or

            (f) the Company or its Subsidiary shall (i) fail to pay when due principal of or interest on any Indebtedness for Money Borrowed of the Company or such Subsidiary with an outstanding aggregate principal amount of at least $2,000,000, whether at maturity, at a date fixed for prepayment, upon acceleration or otherwise, and such failure continues after the expiration of any applicable grace period or (ii) at any time that no Designated Senior Indebtedness is outstanding, default in the performance or observance of any other provision contained in any instrument or agreement evidencing such Indebtedness for Money Borrowed, if the effect of such default is to permit or cause Indebtedness for Money Borrowed with an outstanding aggregate principal amount of at least $2,000,000 to become due and payable prior to its scheduled maturity; or

            (g) a final judgment or judgments entered by a court of competent jurisdiction for the payment of money in excess of $1,000,000 in the aggregate shall be rendered against the Company and shall remain in force undischarged and unstayed for a period of more than 60 days; or

            (h) the Company or any Subsidiary shall commence a voluntary case under any chapter of the Federal Bankruptcy Code as now or hereafter in effect; or

            (i) the Company or any Subsidiary shall institute proceedings for liquidation, rehabilitation, readjustment or composition (or for any related or similar purpose) under any law (other than the Federal Bankruptcy Code, as now or hereafter in effect) relating to financially distressed debtors, their creditors or property, or shall consent to (or fail to controvert in a timely manner) the institution of any such proceedings against the Company or any Subsidiary; or

            (j) the Company or any Subsidiary shall be unable, or shall admit in writing its inability, to pay its debts as they become due, or shall make an assignment for the benefit of creditors or enter into any arrangement for the adjustment or composition of debts or claims; or

            (k) a court or other governmental authority or agency having jurisdiction in the premises shall enter a decree or order (i) for the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or its Subsidiary or of any part of its property, or for the winding-up or liquidation of its affairs or (ii) for the sequestration or attachment of any material part of the property of the Company or any Subsidiary without its unconditional return to the possession of the Company or any Subsidiary, or its unconditional release from such sequestration or attachment, within 60 days thereafter; or

            (l) a court having jurisdiction in the premises shall enter an order for relief in any involuntary case commenced against the Company or its Subsidiary under the Federal Bankruptcy Code and the order remains unstayed and in effect for 60 days; or

            (m) a court or other governmental authority or agency having jurisdiction in the premises shall enter a decree or order approving or acknowledging as properly filed or commenced against the Company or its Subsidiary a petition or proceedings for liquidation, rehabilitation, readjustment or composition (or for any related or similar purpose) under any law (other than the Federal Bankruptcy Code, as now or hereafter in effect) relating to financially distressed debtors, their creditors or property, and any such decree or order shall remain in force undischarged and unstayed for a period of more than 60 days;

then (i) upon the occurrence and continuance of any of the Events of Default set forth in subSection s (h) through (l), inclusive, of this Section 12.1, the Notes shall automatically mature and become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, together with interest and premium, if any, accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived; (ii) upon the occurrence and continuance of any of the Events of Default set forth in subSection s (a) or (b) of this Section 12.1, the Purchaser may, in respect of the Notes then held by the Purchaser, at any time (unless all defaults shall theretofore have been waived or remedied) at its option by written notice to the Company declare the Notes to be due and payable whereupon the same shall mature and become due and payable, together with interest and premium, if any, accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; or (iii) upon the occurrence and continuance of any of the Events of Default set forth in subSection s (a) through (g), inclusive, and subSection (m), of this Section 12.1, the Purchaser may, in respect of all the Notes, at its option by written notice to the Company, declare all of the Notes to be due and payable whereupon the same shall mature and become due and payable, together with interest and premium, if any, accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

      12.2 DEFAULT REMEDIES. Subject to the terms of the Subordination Agreement, if an Event of Default shall occur and be continuing, the Purchaser may exercise any right, power or remedy permitted to it by law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or agreement contained in this Agreement or in any Note or in aid of the exercise of any power granted in this Agreement or in any Note, or may proceed to enforce payment of such Note or to enforce any other legal or equitable right. No remedy herein conferred upon the Purchaser is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute or otherwise. No course of dealing on the part of the Purchaser, or any delay or failure on the part of the Purchaser to exercise any right or power, shall operate as a waiver of such right or power or otherwise prejudice the rights, powers and remedies of the Purchaser or of any other holder of a Note. No failure to insist upon strict compliance with any covenant, term, condition or other provision of this Agreement or the Notes shall constitute a waiver by the Purchaser of any such covenant, term, condition or other provision or of any Default or Event of Default in connection therewith. To the extent effective under applicable law, the Company hereby agrees to waive, and does hereby absolutely and irrevocably waive and relinquish, the benefit and advantage of any valuation, stay, appraisement, extension or redemption laws now existing or that may hereafter exist that, but for this provision, might be applicable to any sale made under any judgment, order or decree of any court, or otherwise, based on the Notes or on any claim for interest on the Notes. If an Event of Default shall occur, the Company will pay to the Purchaser, to the extent not prohibited by applicable law, such further amount as shall be sufficient to cover the reasonable costs and expenses of collection and of the taking of remedial actions, the maintenance of enforcement proceedings and the analysis and assessment of the rights and remedies available to the Purchaser, including, without limitation, reasonable attorneys' fees and expenses. All sums payable by the Company under the Notes shall be paid without counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction.

      12.3 NOTICE OF DEFAULT. If the Purchaser or any other holder of any other evidence of Indebtedness of the Company shall give any notice or take any other action with respect to a claimed Default, the Company shall forthwith give written notice thereof to the Purchaser and all other holders of Notes then outstanding describing the notice or action and the nature of the claimed Default.

      12.4 ANNULMENT OF ACCELERATION OF NOTES. If notice is delivered pursuant to clause (ii) of Section 12.1 hereof by the Purchaser, then the Purchaser may, by written instrument filed with the Company, rescind and annul its declaration and the consequences thereof provided, however, that at the time of an annulment and rescission pursuant to the foregoing:

                     (i) no judgment or decree shall have been entered for payment of any monies due pursuant to the Notes or this Agreement;

                     (ii) all arrears of principal, premium and interest upon all the Notes and all other sums payable under the Notes and this Agreement (including reasonable costs and expenses of the holders incurred in connection with such notice under Section 14.1 hereof or annulment under this Section 12.4, but excluding any principal of or interest on the Notes that shall have become due and payable by reason of such notice under Section 12.1 hereof or occurrence of such Event of Default) shall have been duly paid; and

                     (iii) each and every other Default and Event of Default hereunder shall have been waived pursuant to Section 12.4 hereof or cured;

and provided, further, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right or power consequent thereon.

SECTION 13. INTERPRETATION OF AGREEMENT AND NOTES.

      13.1 DEFINITIONS. Except as the context shall otherwise require, the following terms shall have the following meanings for all purposes of this Agreement (the definitions to be applicable to both the singular and the plural form of the terms defined, where either such form is used in this Agreement):

            The terms "Account," "Chattel Paper," "Documents," "Equipment," "General Intangibles," "Goods," "Instruments," "Inventory" and "Investment Property" shall have the respective meanings assigned to such terms, as of the date of this Agreement, in the Georgia Uniform Commercial Code.

            The term "Administrative Agent" shall mean the agent for the Senior Lenders under the Designated Senior Indebtedness.

            The term "Affiliate," with respect to any Person (hereinafter "such Person"), shall mean any other Person (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person or another Affiliate of such Person, (b) which beneficially owns or holds 10% or more of the shares of any class of the Voting Stock of such Person, or (c) 10% or more of the shares of any class of Voting Stock of which is beneficially owned or held by such Person or any Affiliate of such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise. The term "Affiliate," when used herein without reference to any Person, shall mean an Affiliate of the Company.

            The term "Applicable Interest Rate" shall have the meaning set forth in Section 1.2(a) hereof.

            The term "Board Of Directors" when used herein without reference to any particular Person shall mean the Board of Directors of the Company.

            The term "Business Day" shall mean any day on which commercial banks are not authorized or required to close in San Francisco, California and Atlanta, Georgia.

            The term "Capital Lease" shall mean any lease that is required to be capitalized on a balance sheet of the lessee in accordance with generally accepted accounting principles.

            The term "Capital Stock" of any Person (and when used herein and without reference to any particular Person shall mean the Capital Stock of the Company) means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or any other equity interest of such Person. Indebtedness that is convertible into equity securities shall not be deemed to constitute Capital Stock.

            The term "Closing Date" shall have the meaning set forth in Section
1.4 hereof.

            The term "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

            The term "Company" shall mean Crescent Jewelers, a California corporation.

            The term "Default" shall mean an event that, with the passage of time or the giving of notice, or both, would become an Event of Default.

            The term "Designated Senior Indebtedness" shall mean Indebtedness consisting of (i) revolving credit or other bank loans incurred by the Company for general working capital purposes and (ii) the Indebtedness and other amounts owing under the Senior Loan Agreement including any renewals, modifications, extensions, increases, substitutions or replacements of such Indebtedness.

            The term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

            The term "ERISA Affiliate" shall mean any Person that is under "common control" with the Company within the meaning of Section 4001(b) of ERISA.

            The term "Event of Default" shall have the meaning assigned thereto in Section 12 hereof.

            The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

            The term "Financial Statements" shall have the meaning set forth in
Section  2.3 hereof.

            The term "Fiscal Quarter" shall mean each of the four consecutive quarterly periods collectively forming a Fiscal Year.

            The term "Fiscal Year" shall mean any period of four consecutive quarters ending on the closest Saturday to July 31 of each year.

            The term "generally accepted accounting principles" or "GAAP" shall mean, as of the date of any determination with respect thereto, United States generally accepted accounting principles consistently applied and maintained throughout the periods indicated.

            The term "Indebtedness," with respect to any Person, shall mean all items (other than Capital Stock, capital surplus, retained earnings and deferred credits) which, in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of a balance sheet as at the date on which indebtedness is to be determined. The term "Indebtedness" shall also include, whether or not so reflected, (a) indebtedness, obligations and liabilities secured by any Lien on property of such Person whether or not the indebtedness secured thereby shall have been assumed by such Person, (b) all obligations in respect of Capital Leases and (c) all guaranties.

            The term "Indebtedness for Money Borrowed," with respect to any Person, shall mean and include the aggregate amount of, without duplication: (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (c) all obligations of such Person under Capital Leases; (d) all obligations or liabilities of others secured by a Lien on any asset owned by such Person, irrespective of whether such obligation or liability is assumed, to the extent of the lesser of such obligation or liability or the fair market value of such asset; (e) all Indebtedness for property or services acquired by such Person, except accounts payable and accrued liabilities arising in the ordinary course of business that are not overdue by more than 90 days or that are being contested in good faith; and (f) any guarantee of Indebtedness described in any of clauses (a) through (f) above, including obligations in respect of letters of credit.

            The term "Initial Note" shall have the meaning set forth in Section
1.1 hereof.

            The term "Initial Public Offering" shall mean the first public offering and sale after the date hereof of such number of shares of common stock of the Company or the Parent equal to at least 10% of the capital stock of the Company or the Parent, as applicable, then outstanding (after giving effect to such public offering and sale) pursuant to an effective registration statement under the Securities Act (other than on Forms S-4 and S-8 or a similar form) or pursuant to an effective registration statement under the Exchange Act.

            The term "Interest Payment Date" shall have the meaning set forth in
Section  1.2 hereof.

            The term "Interest Period" shall mean, initially, the period commencing on the Closing Date and ending on December 31, 2002, and, thereafter, each six-month period commencing on the last day of the prior Interest Period and ending on the numerically corresponding day of the sixth month following the month in which such Interest Period commences, or on the date of any prepayment or the Maturity Date, as applicable; provided that:

            (i) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

            (ii) if an Interest Period begins on the last day of a calendar month and/or if there is no numerically corresponding day in such sixth calendar month in which an Interest Period is to end, then such Interest Period shall end on the last Business Day of such sixth calendar month; and

            (iii) the interest rate applicable to such Interest Period shall accrue from and including the first day of such Interest Period to, but excluding the last day thereof.

            The term "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute or contract, whether or not such interest shall be recorded or perfected and whether or not such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, and including the lien or security interest arising from a mortgage, encumbrance, pledge, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment or bailment for security purposes. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property. For the purposes of this Agreement, a Person shall be deemed to be the owner of any property that such Person shall have acquired or shall hold subject to a conditional sale agreement or other arrangement (including a leasing arrangement) pursuant to which title to the property shall have been retained by or vested in some other Person for security purposes.

            The term "MAE" shall have the meaning set forth in Section  2.2 hereof.

            The term "Notes" shall have the meaning set forth in Section 1.2(c) hereof.

            The term "Notes in Kind" shall have the meaning set forth in Section 1.2(c) hereof.

            The term "Officer's Certificate" shall mean a certificate executed on behalf of a corporation by any of its Chief Executive Officer, President, Vice President of Finance or Chief Financial Officer.

            The term "Operative Event" shall have the meaning set forth in
Section  7.2 hereof.

            The term "Optional Prepayment Date" shall have the meaning set forth in Section 7.1(b) hereof.

            The term "Other Agreements" means any and all other agreements, instruments and documents (including, without limitation, notes, guarantees, powers of attorney, consents, assignments, contracts, notices, subordination agreements and all other agreements or instruments), and all renewals, modifications and extensions thereof, whether heretofore, now or hereafter executed by or on behalf of the Company and delivered to and for the benefit of the

Purchaser with respect to this Agreement or any of the transactions contemplated by this Agreement.

            The term "Parent" shall mean Crescent Jewelers, Inc., a Delaware corporation and the parent company of the Company.

            The term "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereof.

            The term "Permitted Liens" shall mean (i) statutory liens of landlords, carriers, warehousemen, processors, mechanics, materialmen or suppliers incurred in the ordinary course of business and securing amounts not yet due or declared to be due by the claimant thereunder, (ii) liens or security interests in favor of the Purchaser (iii) liens or security interests in favor of the Administrative Agent, for the benefit of Administrative Agent and Senior Lenders, (iv) zoning restrictions and easements, licenses, covenants and other restrictions affecting the use of real property that do not individually or in the aggregate have a material adverse effect on the Company's ability to use such real property for its intended purpose in connection with Company's business, and (v) liens specifically permitted by the Purchaser in writing.

            The term "Person" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, estate, unincorporated organization or government (or any agency or political subdivision thereof).

            The term "Preferred Stock" shall mean shares of stock of the Company (whether or not such shares are designated preferred stock, preference stock or the like) that shall be entitled to preference or priority over any other shares of stock of the Company in respect of either the payment of dividends or the distribution of assets upon liquidation.

            The term "Purchase Price" shall have the meaning set forth in
Section  1.3 hereof.

            The term "SEC" and/or "Commission" shall mean the Securities and Exchange Commission and any successor organization.

            The term "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

            The term "Seller Take-Back Paper" shall mean any Indebtedness of the Company incurred in connection with the acquisition of any property, which Indebtedness is owed to the Person or any Affiliate thereof from which such property was acquired.

            The term "Senior Lenders" shall mean the lenders as defined in the Senior Loan Agreement and/or the lenders under any Designated Senior Indebtedness.

            The term "Senior Loan Agreement" means the Credit Agreement, dated August 28, 2002, by and between the Company, the Parent and certain of their subsidiaries, the lenders named therein, Bank of America, N.A., as administrative agent, and The CTI Group/Business

Credit, Inc., as syndication agent and all documents and instruments executed and delivered pursuant thereto in connection with the loans and advances made thereunder or contemplated thereby, and all amendments, renewals, modifications, extensions, increases, substitutions or replacements of or to such agreements, documents and instruments whether with the same or different lenders or in different amounts or under different terms.

            The term "Senior Indebtedness" shall mean, as of any date, the principal of, and any accrued and unpaid interest on, Designated Senior Indebtedness; provided, however, that "Senior Indebtedness" shall not include:
(a) any Indebtedness if the terms of the instrument creating or evidencing such Indebtedness provides that such Indebtedness is not senior in right of payment to the Note, including without limitation, all Indebtedness, accrued interest and other amounts owing under or in respect of the Note issued hereunder; (b) any Indebtedness of the Company to an Affiliate thereof (unless such Indebtedness is Designated Senior Indebtedness); (c) any Indebtedness consisting of accounts payable or accrued liabilities arising in the ordinary course of business; and (d) Seller Take-Back Paper.

            The term "Senior Subordinated Obligations" means and includes any and all Indebtedness and/or liabilities of the Company to the Purchaser of every kind, nature and description, direct or indirect, secured or unsecured, joint, several, joint and several, absolute or contingent, due or to become due, now existing or hereafter arising, under this Agreement or any Other Agreement (regardless of how such Indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument) and all obligations of the Company to the Purchaser to perform acts or refrain from taking any action under any of the aforementioned documents, together with all renewals, modifications, extensions, increases, substitutions or replacements of any of such Indebtedness.

            The term "Subordination Agreement" shall mean that certain Subordination Agreement dated August 28, 2002 by and among the Parent, the Company, the Purchaser and its Subsidiaries and the Administrative Agent.

            The term "Subsidiary," with respect to any Person, shall mean any corporation or partnership (including any joint venture) at least 50% of the outstanding shares of Voting Stock or similar interest of which are owned, directly or indirectly, by such Person. The term "Subsidiary," when used herein without reference to any particular Person, shall mean, the sole Subsidiary of the Company, Sparkle Insurance Company, a corporation organized under the laws of the Turks and Caicos, British West Indies.

            The term "this Agreement" shall mean this Note Purchase Agreement (including the annexed Exhibits and Schedules), as it may from time to time be amended, supplemented or modified in accordance with its terms.

            The term "Voting Stock," with respect to a corporation, shall mean the stock of such corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect members of the Board of Directors (or other governing body) of such corporation, and, with respect to any partnership, any partnership interest entitling the holder thereof to share in distributions of partnership income or capital or to make decisions binding such partnership in accordance with the partnership agreement or other governing instrument or applicable law.

      13.2 DIRECTLY OR INDIRECTLY. Any provision in this Agreement referring to action to be taken by any Person, or that such Person is prohibited from taking, shall be applicable whether such action is taken directly or indirectly by such Person.

      13.3 ACCOUNTING TERMS All accounting terms used herein that are not otherwise expressly defined shall have the respective meanings given to them in accordance with generally accepted accounting principles at the particular time.

      13.4 GOVERNING LAW. This Agreement and the Notes shall be governed by and construed in accordance with the law of the State of New York.

      13.5 HEADINGS. The headings of the Section s and other subdivisions of this Agreement have been inserted for convenience of reference only, and shall not be deemed to constitute a part hereof.

      13.6 INDEPENDENCE OF COVENANTS. Each covenant made by the Company herein is independent of each other covenant so made. The fact that the operation of any such covenant permits a particular action to be taken or condition to exist does not mean that such action or condition is not prohibited, restricted or conditioned by the operation of the provisions of any other covenant herein.

SECTION 14. MISCELLANEOUS.

      14.1 NOTICES. All communications under this Agreement or the Notes shall be in writing and shall be delivered or mailed (i) if to the Purchaser, at the address set forth in Schedule 6.1 hereto, marked for attention as there indicated, or at such other address as the Purchaser may have furnished to the Company in writing, (ii) if to any other holder of a Note, to it at its address listed in the books for the registration and registration of transfer of Notes required to be maintained by the Company pursuant to Section 8.1 hereof, or at such other address as such holder shall have furnished to the Company in writing, and (iii) if the Company, at the address set forth in Schedule 6.1 hereto, marked for attention as there indicated, or at such other address as the Company may have furnished to the Purchaser and all other holders of the Notes then outstanding in writing. Any written communication so addressed and mailed by certified mail, return receipt requested, shall be deemed to have been given when so mailed. All other written communications shall be deemed to have been given upon receipt thereof.

      14.2 SURVIVAL. All representations, warranties and covenants made by the Parent or the Company herein or by the Company or any Subsidiary in any certificate or other instrument delivered under or in connection with this Agreement shall be considered to have been relied upon by the Purchaser and shall survive the delivery of the Notes to the Purchaser regardless of any investigation made by the Purchaser or on its behalf. All statements in any such certificate or other instrument shall constitute representations and warranties of the Company hereunder.

      14.3 ASSIGNMENT; SALE OF INTEREST. The Company may not sell, assign or transfer this Agreement or the Notes or any portion thereof, including, without limitation, the Company's rights, title, interests, remedies, powers and/or duties hereunder or thereunder. The Purchaser may only sell, assign, transfer or otherwise dispose of (collectively, a "Transfer") this Agreement or the Notes, or any portion hereof or thereof, including, without limitation, the Purchaser's rights, title, interests, remedies, powers and/or duties hereunder or thereunder to a Subsidiary of the Purchaser without the prior consent of the Company.

      14.4 SUCCESSORS AND ASSIGNS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

      14.5 INDEMNIFICATION. IN ADDITION TO AND NOT IN LIMITATION OF THE OTHER INDEMNITIES PROVIDED FOR HEREIN OR IN ANY OTHER AGREEMENTS, THE COMPANY HEREBY INDEMNIFIES AND HOLDS HARMLESS THE PURCHASER AND ITS AFFILIATES, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS, FROM ANY CLAIMS, ACTIONS, DAMAGES, COSTS, ATTORNEYS' FEES AND EXPENSES (INCLUDING ANY OF THE SAME ARISING OUT OF THE SOLE OR CONTRIBUTORY NEGLIGENCE OF THE PERSON TO BE INDEMNIFIED (BUT EXCLUDING THEIR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT)) TO WHICH ANY OF THEM MAY BECOME SUBJECT, INSOFAR AS SUCH LOSSES, LIABILITIES, CLAIMS, ACTIONS, DAMAGES, COSTS AND EXPENSES ARISE FROM OR RELATE TO THIS AGREEMENT OR THE OTHER AGREEMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, OR FROM ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING, OR FROM ANY VIOLATION OR CLAIM OF VIOLATION OF ANY APPLICABLE ENVIRONMENTAL LAWS WITH RESPECT TO ANY REAL OR PERSONAL PROPERTY, OR FROM ANY GOVERNMENTAL OR JUDICIAL CLAIM, ORDER OR JUDGMENT WITH RESPECT TO ANY REAL OR PERSONAL PROPERTY OF THE COMPANY, OR FROM ANY BREACH OF THE WARRANTIES, REPRESENTATIONS OR COVENANTS CONTAINED IN THIS AGREEMENT OR THE OTHER AGREEMENTS. THE FOREGOING INDEMNIFICATION INCLUDES ANY SUCH CLAIMS, ACTIONS, DAMAGES, COSTS, AND EXPENSES INCURRED BY REASON OF THE SOLE OR CONTRIBUTORY NEGLIGENCE OF THE PERSON TO BE INDEMNIFIED, BUT EXCLUDES ANY OF THE SAME INCURRED BY REASON OF SUCH PERSON'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

      14.6 AMENDMENT AND WAIVER. This Agreement and the Notes may be amended or supplemented, and the observance of any term hereof or thereof may be waived, with the written consent of the Company and the Purchaser.

      14.7 COUNTERPARTS. This Agreement may be executed and delivered to the Company and the Purchaser simultaneously in one or more counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

                            [Signatures on Next Page]

      IN WITNESS WHEREOF, the Parent, the Company and the Purchaser have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.

                          FRIEDMAN'S INC.



                          By:    /s/ John Mauro
                             ----------------------------------
                                 John Mauro
                                 Vice President

                          CRESCENT JEWELERS

                          By:    /s/ Victor M. Suglia
                             ----------------------------------
                                 Victor M. Suglia
                                 Senior Vice President, Chief Financial Officer,
                                 Secretary and Treasurer


                          CRESCENT JEWELERS INC.

                          By:    /s/ Victor M. Suglia
                             ----------------------------------
                                 Victor M. Suglia
                                 Senior Vice President, Chief Financial Officer,
                                 Secretary and Treasurer

                                                                    SCHEDULE 2.3

                        FINANCIAL INFORMATION EXCEPTIONS

None.

                                                                  SCHEDULE 2.7

                            LIST OF REQUIRED CONSENTS

None.

                                                                   SCHEDULE 2.10

                   PLAN ASSETS INVESTED IN EMPLOYER SECURITIES

None.

                                                                   SCHEDULE 2.11

                               LIST OF LITIGATION

None.

                                                                   SCHEDULE 2.21

                                 LABOR RELATIONS

The Company is party to a collective bargaining agreement that covers 29 of the Company's 1010 employees (numbers are an approximate but substantially accurate).

                                                                   SCHEDULE 2.22

                        BROKER'S OR FINDER'S COMMISSIONS

None.

                                                                    SCHEDULE 6.1

                                CRESCENT JEWELERS

                    $35,000,000 IN AGGREGATE PRINCIPAL AMOUNT
                          OF SENIOR SUBORDINATED NOTES
                               DUE AUGUST 28, 2007

PURCHASER:                                THE COMPANY:
Friedman's Inc.                           Crescent Jewelers
4 West State Street                       315 11th Street
Savannah, GA  31401                       Oakland, CA  94607
Attention: John Mauro                     Attention: Victor M. Suglia

                                                                       EXHIBIT A

                                CRESCENT JEWELERS

                            SENIOR SUBORDINATED NOTE
                               DUE AUGUST 28, 2007

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT COVERING SUCH NOTE OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THE NOTE REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE 1933 ACT.

THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF CODE
SECTION 10-5-9 OF THE GEORGIA SECURITIES ACT OF 1973 AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.

THE SALE OF THE NOTES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH NOTES OR THE PAYMENT OR RECEIPT OR ANY PART OF THE CONSIDERATION THEREFORE PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SUCH NOTES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

                                CRESCENT JEWELERS

                            SENIOR SUBORDINATED NOTE
                               DUE AUGUST 28, 2007

$35,000,000                                                      August 28, 2002


      Crescent Jewelers (the "Company"), a California corporation, for value received, hereby promises to pay to Friedman's Inc. or its registered assigns, the principal sum of THIRTY-FIVE MILLION DOLLARS ($35,000,000) on August 28, 2007, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance thereof from the date of this Note at the interest rate provided below.

      The Note shall bear interest from the date thereof until it shall become due and payable (whether at maturity, by acceleration or otherwise) at an annual rate equal to the Applicable Interest Rate.

      Defined Terms

      Capitalized terms used in this Note and not otherwise defined shall have the meanings ascribed to them in that certain Note Purchase Agreement of even date herewith.

      "Applicable Interest Rate" for any period means the sum of

            (a) the weighted average interest rate for such period (the "Credit Agreement Rate") applicable pursuant to Section 2.3 of that certain Credit Agreement, dated August 28, 2002, by and between the Purchaser, as Borrower, certain subsidiaries of the Purchaser, as guarantors, the lenders named therein, Bank of America, N.A., as administrative agent, and CIT Group/Business Credit, Inc., as syndication agent (the "Purchaser's Credit Agreement"), as of the Closing Date; plus

            (b) the quotient obtained by dividing:

                  (i) the product of (x) .4118 (the quotient obtained by dividing $35,000,000 by $85,000,000); and (y) the amount of the Guaranty Fee payable by the Company under Section 2(b) of that certain Guaranty Fee Agreement, dated as of September 15, 1999, by and between the Purchaser, the Company and the Parent, for the twelve month period ending on the Closing Date; by

                  (ii)  $35,000,000; plus

            (c) (A) 33.3% of the quotient obtained by dividing (i) the amortizable fees associated with entering into Purchaser Credit Agreement that are allocable to the $35,000,000 invested by the Purchaser in this Note (as certified to the Company by an executive officer of the

Purchaser and delivered to the Company on or prior to January 15, 2003) by (ii) $35,000,000 for the Fiscal Year of the Purchaser ending in 2003, 2004, and 2005, and (B) 0% thereafter.

      "Fiscal Quarter of the Purchaser" means each of the four consecutive quarterly periods collectively forming a Fiscal Year of the Purchaser.

      "Fiscal Year of the Purchaser" means any period of four consecutive quarters ending on the Saturday closest to September 30th.

      This Note shall be payable semi-annually on each January 15th and July 15th (each an "Interest Payment Date"), commencing January 15, 2003, for the preceding Interest Period and shall be due and payable in full on the fifth anniversary of the Closing Date (as hereinafter defined) (the "Maturity Date"), unless subject to prepayment at an earlier date. Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months. This Note shall bear interest on any overdue principal, including any overdue payment or prepayment of principal, if any, and (to the extent permitted by applicable law) on any overdue installment of interest, at the rate of 2% per annum above the rate of interest payable at the time any such amount shall be overdue. If the Company shall have paid any interest or premium on this Note in excess of that permitted by law, then it is the express intent of the Company and the Purchaser that all excess amounts previously collected by the Company be credited on the principal balance of this Note, and the provisions thereof immediately be deemed reformed and the amounts thereafter collectable thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder.

      This Note is issued pursuant to that certain Note Purchase Agreement, dated as of August 28, 2002, between the Company and the Purchaser (the "Note Purchase Agreement") and is entitled to the benefits thereof.

      Payment of principal, premium, if any, and interest shall be made to the registered holder hereof in such coin or currency of the United States of America as at that time of payment shall be legal tender for the payment of public and private debts, at the location designated in Schedule 6.1 of the Note Purchase Agreement, in each case subject to the right of the registered holder hereof under the Note Purchase Agreement to receive direct payment in immediately available funds.

      At the Company's option, with the written consent of the Purchaser, the Company shall issue to the Purchaser additional senior subordinated notes ("Notes in Kind") in lieu of cash payments of interest accrued on the Initial Note which would otherwise be payable as provided in Section 1.2(a) of the Note Purchase Agreement. The Notes in Kind shall have identical terms, including the Applicable Interest Rate and Maturity Date, as the Initial Note.

      As and to the extent provided in the Note Purchase Agreement, this Note is subject to prepayment, in whole or in part. The Company agrees to make required prepayments on account of this Note in accordance with the provisions of the Note Purchase Agreement.

      Under certain circumstances, as specified in the Note Purchase Agreement, the principal of and accrued interest on this Note may be declared due and payable in the manner and with the effect provided in the Note Purchase Agreement.

      This Note has not been registered under the Securities Act of 1933, as amended, or the laws of any state and may be transferred in whole or in part only pursuant to an effective registration statement under such Act and applicable state laws or under an exemption from such registration available under such Act and applicable state law. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company as provided in the Note Purchase Agreement. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue, and the Company shall not be affected by notice to the contrary.

      The payment of the principal of and interest on this Note is expressly subordinated, in the manner and to the extent provided in the Subordination Agreement, to the payment of certain other indebtedness of the Company (as more fully described in the Subordination Agreement), and by acceptance of this Note the holder agrees, expressly for the benefit of the present and future holders of such indebtedness, to be bound by the provisions of the Subordination Agreement.

      The Company agrees to perform and observe duly and punctually each of the covenants and agreements set forth in the Note Purchase Agreement. All such covenants and agreements are incorporated by reference in this Note, and this Note shall be interpreted and construed as if all such covenants and agreements were set forth in full in this Note at this place.

      This Note shall be governed by and construed in accordance with the law of the State of New York.

      IN WITNESS WHEREOF, Crescent Jewelers has caused this Note to be duly executed under seal.

                                    CRESCENT JEWELERS

                                    By:
                                       -----------------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT B

                                 PARENT GUARANTY

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----

SECTION  1.  ISSUANCE OF NOTES.................................................1

      Section 1.1  Authorization of Notes......................................1
      Section 1.2  Applicable Interest Rates and Maturity......................1
      Section 1.3  Purchase and Sale of Initial Note...........................2
      Section 1.4  Closing.....................................................2
      Section 1.5  Use of Proceeds.............................................2
      Section 1.6  Definitions.................................................2

SECTION  2.  GENERAL REPRESENTATIONS AND WARRANTIES............................2

      Section 2.1  Capital Stock; Subsidiaries.................................2
      Section 2.2  Organization and Authority..................................3
      Section 2.3  Financial Statements and Other Information;
                    Financial Condition........................................3
      Section 2.4  Changes.....................................................4
      Section 2.5  Licenses, Registrations, etc................................4
      Section 2.6  Title to Properties; Leases.................................4
      Section 2.7  Compliance with Other Instruments, etc......................4
      Section 2.8  No Materially Adverse Contracts, etc........................5
      Section 2.9  Compliance with Law, etc....................................5
      Section 2.10 Compliance with ERISA.......................................5
      Section 2.11 Pending Litigation, etc.....................................6
      Section 2.12 Taxes ......................................................6
      Section 2.13 Investment Company Act......................................7
      Section 2.14 Outstanding Securities......................................7
      Section 2.15 Corporate Proceedings.......................................7
      Section 2.16 Consent, etc................................................7
      Section 2.17 No Event of Default.........................................8
      Section 2.18 Compliance with Environmental Laws..........................8
      Section 2.19 Full Disclosure.............................................8
      Section 2.20 Validity of Agreements and Notes............................9
      Section 2.21 Labor Relations.............................................9
      Section 2.22 Broker's or Finder's Commissions............................9
      Section 2.23 Insurance...................................................9
      Section 2.24 Offerees....................................................9

SECTION  3.  REPRESENTATIONS OF THE PURCHASER.................................10

      Section 3.1  Existence..................................................10
      Section 3.2  Authority..................................................10
      Section 3.3  Investor Status............................................10
      Section 3.4  Investment For Own Account; Restriction on Transfer........10
      Section 3.5  No ERISA Plan Assets.......................................10

                                                                            Page
                                                                            ----

SECTION  4.  CONDITIONS OF OBLIGATION TO PURCHASE NOTES.......................11

      Section 4.1  Purchase Agreement.........................................11
      Section 4.2  Parent Guaranty............................................11
      Section 4.3  Note  .....................................................11
      Section 4.4  Performance of Obligations.................................11
      Section 4.5  Representations True; No Event of Default..................11
      Section 4.6  Senior Loan Agreement......................................11
      Section 4.7  Subordination Agreement....................................11
      Section 4.8  Legality...................................................11
      Section 4.9  Proceedings, Instruments, etc..............................12

SECTION  5.  EXPENSES.........................................................12


SECTION  6.  CERTAIN SPECIAL RIGHTS...........................................12

      Section 6.1  Home Office Payment........................................12
      Section 6.2  Delivery Expenses..........................................13
      Section 6.3  Issuance Taxes.............................................13

SECTION  7.  PREPAYMENTS......................................................13

      Section 7.1  Optional Prepayment........................................13
      Section 7.2  Mandatory Offer to Prepay Notes............................13

SECTION  8.  REGISTRATION, EXCHANGE AND REPLACEMENT OF NOTES..................14

      Section 8.1  Note Register..............................................14
      Section 8.2  Issuance of New Senior Subordinated Note Upon
                    Exchange or Transfer......................................15
      Section 8.3  Replacement of Note........................................15

SECTION  9.  CERTAIN COVENANTS OF THE COMPANY.................................15

      Section 9.1  Corporate Existence........................................15
      Section 9.2  General Maintenance of Properties and Business, etc........15
      Section 9.3  Compliance with Law, etc...................................16
      Section 9.4  Payment of Taxes and Claims................................16
      Section 9.5  ERISA......................................................17
      Section 9.6  Merger; Consolidation......................................17
      Section 9.7  Repurchase of Notes........................................18
      Section 9.8  Repurchase of Notes........................................18

SECTION  10.  SUBORDINATION...................................................19

      Section 10.1 Notes Subordinated to Senior Indebtedness..................19
      Section 10.2 Obligations of the Company Unconditional...................19
      Section 10.3 Section  10 Not to Prevent Events of Default...............19

SECTION  11.  INFORMATION TO BE FURNISHED TO NOTEHOLDERS......................19

      Section 11.1 Financial Statements of the Company........................19
      Section 11.2 Other Information..........................................20
      Section 11.3 Confidentiality............................................21

SECTION  12.  DEFAULTS AND REMEDIES...........................................21

                                                                            Page
                                                                            ----

      Section 12.1 Events of Default; Acceleration of Notes...................21
      Section 12.2 Default Remedies...........................................23
      Section 12.3 Notice of Default..........................................24
      Section 12.4 Annulment of Acceleration of Notes.........................24

SECTION  13.  INTERPRETATION OF AGREEMENT AND NOTES...........................25

      Section 13.1 Definitions................................................25
      Section 13.2 Directly or Indirectly.....................................31
      Section 13.3 Accounting Terms...........................................31
      Section 13.4 Governing Law..............................................31
      Section 13.5 Headings...................................................31
      Section 13.6 Independence of Covenants..................................31

SECTION  14.  MISCELLANEOUS...................................................31

      Section 14.1 Notices....................................................31
      Section 14.2 Survival...................................................31
      Section 14.3 Assignment, Sale of Interest...............................32
      Section 14.4 Successors and Assigns.....................................32
      Section 14.5 Indemnification............................................32
      Section 14.6 Amendment and Waiver.......................................32
      Section 14.7 Counterparts...............................................32